Exhibit 10.6

Employment Contract – HQ	Web3hub Global Company Limited 第三代互聯網基地有限公司

僱傭合約 Employment Contract

本僱傭合約由 第三代互聯網基地有限公司 (以下簡稱「僱主」) 與 金寶丹 *~~先生~~ /女士 (以下簡稱「僱員」) 於_ 2024/03/01 （年/月/日） 訂立，雙方同意遵守下列僱員僱傭條款及條件:

An agreement made between Web3hub Global Company Limited (hereinafter called “the Employer” / “Company”) and *Mr. ~~/Ms~~. JIN, Baodan(Suki)_(hereinafter called “the Employee”) at the day of 2024/03/01 Both Employer and Employee hereby agree to be bound by the following terms and conditions for Permanent staff:

1.	受僱日期 Commencing Date 由 Effect from 2024/03/01

2.	受僱職位 Position Vice President ( Business Development and Public Relations )

3.	受僱部門 Department Marketing & External Liaison

4.	工作地點 Place of Employment 在家工作 (香港境外) Work from home (outside Hong Kong)

5.	工作時間 Hours of work 自定 Custom

6.	工資 Salary

每月底薪 Basic Salary per month CNY35,000.00 (包括膳食時間薪金Pay Meal Breaks included)

另加以下津貼 Plus the following allowances :-

# 交通津貼每月 Travel Allowance per month HK$Nil

# 假期薪金(每月) Rest Days Pay: HK$Nil

7.	支付工資 Payment

每月壹次，於每月5號以銀行自動轉帳或支票支付。如當天為公眾假期，則薪金將改於下一個工作天發出。

Once every month via bank auto pay or a bank cheque, on the fifth calendar day of the month. If the fifth day is a public holiday, the salary payment will be paid into the Employee’s account on the next work day.

Employment Contract – HQ	Web3hub Global Company Limited 第三代互聯網基地有限公司

8.	休息曰 Rest Days

# 逢週六，週日及公眾假期休息 Rest days include all Saturday, Sundays and public holidays

9.	超時工作工資 Overtime payment

# 此職位將不會享有超時工資。 This position does not earn overtime.

10.	終止僱傭合約Termination of employment contract

於受僱期內，由任何一方發給另一方兩週的書面通知，或支付兩週的工資，即可終止合約。

Within the employment period, summary termination of the employment contract is allowed by either party at any time without cause assigned by giving to the other party two weeks’ written notice, or on payment of two weeks’ salary.

11.	在受僱於本公司期間或終止受僱於本公司後, 無論在任何情況下, 僱員不得向任何人仕(不包括經本公司書面同意可以取得下述資料之人仕) 透露有關本公司業務之機密資料 - 包括本公司過去及現有客户或生意伙伴之其他資料、本公司之營業額或其財政狀況、本公司產品設計和生產技術資料等等。僱員同意於其停止受僱於本公司後, 此條文對僱員仍然有永久約束力。惟此條文不適用於本公司已向公眾公開之有關資料。

Under no circumstance should the Employee reveal any confidential information of the Company – including all the information on the Company’s clients and partners, the Company’s sales amount or financial status, and information on product designs or production techniques, among others, to any party (except those who have received written permission from the Company). The Employee agrees that, even after the termination of this contract, the provision will remain effective in perpetuity. This provision will not apply to the information that has been disclosed to the public by the Employer.

第三代互聯網基地有限公司	僱員
Web3hub Global Company Limited	The Employee: JIN, Baodan

/s/ by Company Seal	/s/ Jin Baodan
人力資源部 HR Department	身份證號碼 CNID No. [***]